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                                                                    Exhibit 23.1

                       Wrinkle, Gardner & Company, P. C.
                          Certified Public Accountants
                           211 E. Parkwood, Suite 100
                            Friendswood, Texas 77546
                                  281-992-2200



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement on Form 10-SB of Touchstone Resources, Ltd. of our report dated July 6, 2001, except for Note 18, as to which the date is January 16, 2002, appearing in the Registration Statement.



Wrinkle, Gardner & Company, P. C.
/s/ Wrinkle, Gardner & Company, P. C.

Friendswood, Texas
July 10, 2002